SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012 (March 12, 2012)

Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania		15222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Education Management Corporation’s wholly owned subsidiaries, Education Management LLC (“EM LLC”) and Education Management Holdings LLC (“Holdings”), are pursuing an incremental term loan facility to refinance (the “Refinancing”) up to $350 million of the term loan portion of that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 7, 2010, by and among EM LLC, Holdings, BNP Paribas as Administrative and Collateral Agent, and the other parties thereto (the “Term Loan”). The Refinancing, if completed, is currently expected to effectively extend the maturity of this portion of the Term Loan by five years to 2018. The completion, timing, size and terms of any potential refinancing are subject to market and other conditions.

This filing contains forward-looking statements with respect to the potential refinancing and used of proceeds thereof. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements have been included in the Form 10-K of Education Management Corporation for the year ended June 30, 2011, and in subsequent filings for Education Management Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ J. Devitt Kramer
J. Devitt Kramer
Senior Vice President and General Counsel

Dated: March 12, 2012